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                                ALTRIS SOFTWARE, INC.

                    AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN

    Section 1.  PURPOSE OF PLAN

         The purpose of this Amended and Restated 1996 Stock Incentive Plan
(the "Plan") of Altris Software, Inc., a California corporation (the "Company"), is to enable the Company to attract, retain and motivate its directors, officers, employees and consultants by providing for or increasing the proprietary interests of such persons in the Company.

    Section 2.  PERSONS ELIGIBLE UNDER PLAN

         Each of the following persons (each, a "Participant") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder: (1) any employee of the Company or any of its subsidiaries, including any officer or director who is also such an employee (an "Employee"),
(2) any director of the Company or any of its subsidiaries, including any director who is not an Employee and (3) any consultant of the Company or any of its subsidiaries.

    Section 3.  AWARDS

         (a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock, no par value, of the Company (the "Common Shares") or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

         (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

         (c) Awards may be issued, and Common Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

         (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:


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         (i)   a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

              (A)  the delivery of cash;

              (B) the delivery of other property deemed acceptable by the Committee;

              (C) the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property; or

              (D) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award.

         (ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company (as defined by the Committee), an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof; or

         (iii) a provision required in order for such Award to qualify as an incentive stock option (an "Incentive Stock Option") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); PROVIDED, HOWEVER, that no Award issued to a consultant or any other person that is not an Employee of the Company may qualify as an Incentive Stock Option.

    Section 4.  STOCK SUBJECT TO PLAN

         (a) The aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan shall not exceed 625,000, subject to adjustment as provided in Section 7 hereof (as adjusted to reflect the one-for-two reverse stock split of the Company's Common Shares effective as of October 25, 1996).

         (b) At any time, the aggregate number of Common Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed 625,000, subject to adjustment as provided in
Section 7 hereof (as adjusted to reflect the one-for-two reverse stock split of the Company's Common Shares effective as of October 25, 1996).


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         (c)  For purposes of Section 4(b) hereof, the aggregate number of
Common Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

         (i) the number of Common Shares that were issued prior to such time pursuant to Awards granted under this Plan, other than Common Shares that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

         (ii) the number of Common Shares that were otherwise issuable prior to such time pursuant to Awards granted under this Plan, but that were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance; plus

         (iii) the maximum number of Common Shares that are or may be issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

         (d) Subject to adjustment as provided in Section 7 hereof (as adjusted to reflect the one-for-two reverse stock split of the Company's Common Shares effective as of October 25, 1996), the aggregate number of Common Shares subject to Awards granted during any calendar year to any one Participant (including the number of shares involved in Awards having a value derived from the value of Common Shares) shall not exceed 625,000 shares.

    Section 5.  DURATION OF PLAN

         No Awards shall be made under this Plan on or after April 1, 2006. Although Common Shares may be issued on or after April 1, 2006 pursuant to Awards made prior to such date, no Common Shares shall be issued under this Plan after April 1, 2016.

    Section 6.  ADMINISTRATION OF PLAN

         (a) This Plan shall be administered by one or more committees of the Board to which the Board has delegated any or all aspects of the administration of the Plan (any such committee, the "Committee"). Without limitation of the foregoing, the Board may delegate to a committee responsibility for determining and recommending to the Board the Participants to receive Awards and the amount, timing and terms of any such Award, in which event the Board may retain authority for the ratification and approval of such Awards and administration of the Plan. If any aspect of administration of the Plan has not been delegated by the Board to a Committee, either generally or specifically, that aspect of the Plan shall be administered by the Board and all references herein to the Committee shall refer to the Board. The Board shall have the discretion to appoint, add, remove or replace members of the Committee, and shall have the sole authority to fill vacancies on the Committee. Unless otherwise provided by the Board: (i) with respect to any Award for which such is necessary and desired for such Award to be exempted by Rule 16b-3 of the Exchange Act, the terms of the Award shall be approved by (A)


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the Board of Directors or (B) a Committee of two or more directors each of whom is a "non-employee director" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time);
(ii) with respect to any Award that is intended to qualify as "performance based compensation" under Section 162(m) of the Code, such Award shall be made by a Committee consisting of two or more directors, each of whom is an "outside director" (as such term is defined under Section 162(m) of the Code), which may or may not be subject to ratification and approval by the Board; and (iii) with respect to any other Award, the Committee shall consist of one or more directors (any of whom also may be an Employee who has been granted or is eligible to be granted Awards under the Plan).

         (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan with respect to Awards over which such Committee has authority, including, without limitation, the following:

         (i) adopt, amend and rescind rules and regulations relating to this Plan;

         (ii) determine which persons are Participants and to which of such Participants, if any, Awards shall be granted hereunder;

         (iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

         (iv) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof; and

         (v) interpret and construe this Plan and the terms and conditions of any Award granted hereunder.

    Section 7.  ADJUSTMENTS

         If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan and (c) the maximum number of Common Shares for which options may be granted during any one calendar year; PROVIDED, HOWEVER, that no adjustment shall be made to the number of Common Shares that may be acquired pursuant to


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outstanding Incentive Stock Options or the maximum number of Common Shares with respect to which Incentive Stock Options may be granted under this Plan to the extent such adjustment would result in such options being treated as other than Incentive Stock Options; PROVIDED, FURTHER, that no such adjustment shall be made to the extent the Committee determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to Awards hereunder by causing such compensation to be other than Performance-Based Compensation (as defined for purposes of Section 162(m) of the Code).

    Section 8.  AMENDMENT AND TERMINATION OF PLAN

         The Board may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but no amendment or alteration shall be made which would impair the rights of any Award holder, without such holder's consent, under any Award theretofore granted, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any change of control (as defined, if applicable, in the agreement evidencing such Award) that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. The Committee may determine whether or not any amendment to a previously granted Award is, for purposes of the Plan, deemed to be a cancellation and new grant of the Award. Notwithstanding the foregoing, if an amendment to the Plan would affect the ability of Awards granted under the Plan to comply with any law, rule or regulation (including any rule of a self-regulatory organization), and if the Committee determines that it is necessary or desirable for any Awards theretofore or thereafter granted that are intended to comply with any such provision to so comply, the amendment shall be approved by the Company's shareholders to the extent required for such Awards to continue to comply with such law, rule or regulation.

    Section 9.  EFFECTIVE DATE OF PLAN

         This Plan shall be effective as of April 1, 1996, the date upon which it was approved by the Board; PROVIDED, HOWEVER, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of California.


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